EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 20, 2012 (except for Notes 3 and 11, as to which the date is August 14, 2012), with respect to the consolidated financial statements of NeoStem, Inc. and subsidiaries included in this Current Report on Form 8-K, dated August 14, 2012, of NeoStem, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statements of NeoStem, Inc. on Forms S-3 (File No. 333-145988, effective September 27, 2007; File No. 333-166169, effective May 11, 2010; File No. 333-173853, effective September 30, 2011; and File No. 333-173855, effective June 13, 2011) and on Forms S-8 (File No. 333-107438, effective May 24, 2007; File No. 333-144265, effective July 2, 2007; File No. 333-159282, effective October 29, 2009; File No. 333-162733, effective October 29, 2009; File No. 333-173854, effective May 2, 2012; and File No. 333-181365, effective May 11, 2012).

/s/ GRANT THORNTON LLP

New York, New York
August 14, 2012